STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT (the "Pledge Agreement") is entered into as of February 5, 2002, by and among (i) Midwest Merger Management, LLC, a Kentucky Limited Liability Company, its permitted successors and assigns ("Pledgor"),
(ii) Mark Balsam, Anthony R. Russo and M.P.I. Resolution Trust, a New York trust. (together with their successors and assigns, the "Secured Parties"), and
(iii) Levy, Boonshoft & Spinelli, P.C. as Security Agent for the Secured Parties the ("Security Agent").

         WHEREAS, Pledgor and the Secured Parties have entered into a Stock Purchase Agreement dated as of December 27, 2001 (the "Agreement"), pursuant to which the Pledgor shall purchase all of the Secured Parties' issued and outstanding common stock of Momentum Holdings Corporation (the "Company") and an aggregate of 12,001,465 shares of the Company's common stock.

         WHEREAS, pursuant to the Agreement, the Pledgor has an obligation to issue certain New Shares of the Company's common stock to the Secured Parties, make certain cash payments to the Secured Parties and has other continuing obligations to the Secured Parties under the Agreement and the other agreements executed in connection therewith;

         WHEREAS, as a condition precedent to the terms of the Agreement, the Pledgor is required to execute and deliver this Pledge Agreement and to pledge hereunder the Collateral as hereinafter defined as security for the Obligations (as defined herein);

         WHEREAS, the Secured Parties desire to designate Levy, Boonshoft & Spinelli, P.C., to act as the Security Agent with respect to the Collateral and Levy, Boonshoft & Spinelli, P.C., is willing to act as the Security Agent hereunder; and

         WHEREAS, all capitalized terms used herein which are not herein defined shall have the meanings ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 I. DEFINITIONS

         For the purposes of this Agreement:

         1(a) "Event of Default" means: (i) the failure of the Pledgor to timely repay the Promissory Note or a default of any of the terms of the Promissory Note; (ii) the failure of the Pledgor to issue the New Shares to MPI as set forth within Section 2.2 of the Agreement; (iii) the failure of the Pledgor to comply in any material respect with the requirements of the Agreement following the Secured Parties' giving of notice to the Pledgor of such failure; (iv) the assignment of the Promissory Note or any of the obligations thereunder by the Pledgor; or (v) the sale, transfer or hypothecation, for whatever reason, by the Pledgor of more than fifty percent (50%) of the issued and outstanding stock of the Company.


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         1(b) "Collateral" means (i) the 12,,001,465 shares of voting common stock, $.001 par value, of the Company owned by Pledgor as a result of the Agreement on the date hereof (and the certificates, copies of which are attached hereto, representing such shares), and (ii) any dividends, distributions in property, returns of capital or other distributions made on or with respect to any of the foregoing shares to the extent provided in Section 1(b) hereof.

                               II. SECURITY AGENT

         The Secured Parties and Pledgor hereby appoint Levy, Boonshoft & Spinelli, P.C. the sole security agent hereunder and authorize the Security Agent to accept delivery of the Collateral and to use, manage and dispose of the Collateral as this Agreement provides, all for the benefit of Secured Parties, and Pledgor hereby agrees and consents to such appointment.

                            III. PLEDGE OF COLLATERAL

         3(a) As security for the due and punctual payment and performance by Pledgor of all of their obligations under Section 2.2 of the Agreement and the Related Agreements (the "Secured Obligations"), Pledgor hereby pledges and assigns to Security Agent, for the benefit of Secured Parties, all of the Collateral, and grants to Security Agent, for the benefit of Secured Parties, a first priority security interest in the Collateral and the proceeds thereof.

         3(b) Simultaneously with the execution of this Pledge Agreement, Pledgor is delivering to Security Agent certificates and other indicia representing the shares of Collateral described in Section 1(b)(i), hereof, all of which certificates shall be registered in the name of Pledgor, duly endorsed in blank or accompanied by stock powers duly executed by Pledgor in blank, together with any other documents necessary to cause Secured Parties to have a good, valid and perfected first pledge of, lien on and security interest in the Collateral, free and clear of any mortgage, pledge, lien, security interest, hypothecation, assignment, charge, right, encumbrance or restriction (individually, "Encumbrance" and collectively, "Encumbrances"). At any time following an Event of Default, any or all shares of the Collateral held by Security Agent on behalf of Secured Parties hereunder may, at the option of Secured Parties exercised in accordance with Section V hereof, be registered in the name of Security Agent or in the name of its nominee, and Pledgor hereby covenants that, upon demand therefor by Security Agent, Pledgor shall cause the Company to effect such registration.

         3(c) Security Agent hereby confirms receipt of the certificates representing the Collateral and agrees to hold the Collateral in accordance with the terms of this Agreement.

                 IV. VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

         So long as no Event of Default shall have occurred and be continuing:


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         4(a) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, subject to the terms hereof.

         4(b) Pledgor shall be entitled to receive and retain cash dividends payable on the Collateral to which it is entitled to receive and retain under the Exchange Agreement and the Documents; provided, however, that all other dividends (including, without limitation, stock and liquidating dividends), distributions in property, returns of capital and other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Company or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Company may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any of the Collateral, shall be retained by Security Agent, or, if delivered to Pledgor, shall be held in trust for the benefit of Secured Parties and forthwith delivered to Security Agent and shall be considered as part of the Collateral for all purposes of this Agreement.

         4(c) Security Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend orders, and other instruments as Pledgor may request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 4(a) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to Section 4(b) above; and Pledgor shall execute and deliver to Security Agent such instruments as may be required or may be requested by Security Agent to enable Security Agent to receive and retain the dividends, distributions in property, returns of capital and other distributions it is authorized to receive and retain pursuant to Section 4(b) above.

         4(d) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 4(a) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to Section 4(b) above shall cease, at the option of Security Agent (if so directed by Secured Parties), on not less than one (1) day's notice to Pledgor, and all such rights shall thereupon become vested in Security Agent, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such dividends. In such case Pledgor shall execute and deliver such documents as Security Agent may request to enable Security Agent to exercise such rights and receive such dividends. In addition, Security Agent is hereby appointed the attorney-in-fact of Pledgor, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and during the continuance of an Event of Default, whether in the name of Security Agent or Pledgor, as Security Agent may consider necessary or desirable for the purpose of exercising such rights and receiving such dividends. Any and all money and other property paid over to or received by Security Agent pursuant to the provisions of this Section 4(d) shall be retained by Security Agent as part of the Collateral and shall be applied in accordance with the provisions hereof.



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                             V. REMEDIES OF DEFAULT

         (a) If at any time an Event of Default shall have occurred and be continuing, then, in addition to having the right to exercise any right or remedy of a Secured Parties upon default under the Uniform Commercial Code as then in effect in the jurisdiction in which the Collateral is held by Security Agent, Security Agent shall, if directed to do so by Secured Parties, to the extent permitted by law, without being required to give any notice to Pledgor except as provided below:

                  (i) Collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, if so directed by Secured Parties, retain the Collateral and deliver the Collateral to the Secured Parties for the ownership of the Secured Parties;

                  (ii) Collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, if so directed by the Secured Parties, sell, assign, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in its entirety or in portions, at public or private sale or at any broker's board, on any securities exchange or at any of Security Agent's places of business or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as Security Agent may deem best, and Security Agent or Secured Parties may (except as otherwise provided by law) be the purchaser of any or all of the Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind.

         In the event of a sale as aforesaid, Security Agent is authorized to, at any such sale, if it deems it advisable so to do, restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Collateral, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Security Agent may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale, Security Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

         Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and similar other legal restrictions compliance with which would require such actions on the part of Pledgor, would entail such expenses, and would subject Security Agent, any underwriter through whom the Collateral may be sold and any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical. Accordingly, Pledgor hereby agrees that private sales made by Security Agent in good faith in accordance with the provisions of this
Section 5(a) may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that Security Agent shall not have any obligation to take any steps in order to permit the Collateral to be sold at public sale, a private sale being considered or deemed to be a sale in a commercially reasonable manner.



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         Pledgor also hereby acknowledges that any private sale of the
Collateral may be subject to compliance with federal and state securities laws. In the event that the applicable requirements under the Securities Act of 1933 cannot be satisfied at the time of a proposed sale of the Collateral by Security Agent, Pledgor hereby agrees to substitute for the Collateral other property owned by the Pledgor, free and clear of all Encumbrances, of at least equal value as the Collateral as of the date of such proposed sale.

         Each purchaser at any such sale shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any rule of law or statute now existing or hereafter adopted. Security Agent shall give Pledgor not less than five (5) days' written notice of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of a sale at broker's board, on a securities exchange, at one or more of Security Agent's places of business or elsewhere, shall state the board, exchange or other location at which such sale is to be made and the day on which the Collateral, or that portion thereof so being sold, will first be offered for sale at such location. Such notice, in case of a private sale, shall state only the date on or after which such sale may be made. Any such notice given as aforesaid shall be deemed to be reasonable notification.

         Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Security Agent may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in parts, as Security Agent may determine. Security Agent shall not be obligated to make any sale pursuant to any such notice. Security Agent may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Security Agent until the selling price is paid by the purchaser thereof, but neither the Security Agent nor Secured Parties shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

         Security Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         Upon the occurrence of an Event of Default, Security Agent or his nominee shall have the right, upon not less than one (1) day's notice to Pledgor, to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any or all of the


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Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company, or upon the exercise by the Company of any right, privilege or option pertaining to any such shares of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Security Agent may determine.

         On any sale of the Collateral, Security Agent is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court.

         It is expressly understood and agreed by Pledgor that Security Agent may proceed against all or any portion or portions of the Collateral and all other collateral securing the Secured Obligations in such order and at such time as Security Agent, in his sole discretion, sees fit; and Pledgor hereby expressly waives any rights under the doctrine of marshalling of assets.

         Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

         5(b) Each of the rights, powers, and remedies provided herein, in the Agreement or any other Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other notice or demand in similar or other circumstances.

         5(c) All actions taken by Security Agent in the exercise of the remedies set forth herein shall be for the benefit of Secured Parties.


            VI. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

6(a)     Pledgor represents, warrants and covenants that:

         (i) Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kentucky and has the full legal power and authority to own the Collateral and to execute, deliver and perform this Pledge Agreement.

         (ii) The execution, delivery and performance of this Pledge Agreement has been duly and validly authorized by all necessary actions on the part of


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

Pledgor (none of which actions have been modified or rescinded, and all of which actions are in full force and effect). This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor, enforceable in accordance with its terms.

         (iii) Pledgor is or, with respect to the Collateral described in
Section 1 hereof, not later than the time of delivery of certificates therefor will be, the direct record and beneficial owner of each share of the Collateral. Pledgor has and will have good, valid and marketable title thereto, free and clear of all Encumbrances other than the security interest created by this Agreement.

         (iv) The Collateral is and will be duly and validly pledged to Security Agent for the benefit of Secured Parties in accordance with law, and Security Agent has, for the benefit of Secured Parties, a good, valid, and perfected first lien on and security interest in the Collateral and the proceeds thereof.

         (v) The execution, delivery and performance by Pledgor of this Pledge Agreement does not and will not: (A) conflict with or violate the Certificate of Incorporation or By-Laws of Pledgor; (B) conflict with or result in a breach of or constitute a default or require any consent under, or result in or require the acceleration of any of its indebtedness pursuant to, any agreement, indenture or other instrument to which Pledgor is a party or by which Pledgor or any of its properties may be bound or affected; or (C) conflict with or violate any judgment, decree, order, law, statute, ordinance, license or other governmental rule or regulation applicable to Pledgor.

         (vi) No approval, consent or other action by Pledgor, any governmental authority, or any other person or entity is or will be necessary to permit the valid execution, delivery or performance of this Pledge Agreement by Pledgor.

         (vii) There is no action, claim, suit, proceeding or investigation pending, or to the knowledge of Pledgor, threatened or reasonably anticipated, against or affecting Pledgor, this Pledge Agreement, or the transactions contemplated hereby, before or by any court, arbitrator or governmental authority which might adversely affect Pledgor's ability to perform its obligations under this Pledge Agreement.

         6(b) Until all Secured Obligations have been performed in full or until all of the Collateral is returned to Pledgor pursuant to this Pledge Agreement, whichever is earlier, Pledgor hereby covenants that, unless Secured Parties otherwise consents in advance in writing:

         (i) Pledgor shall: (A) at the request of Secured Parties, execute, deliver, and file any and all financing statements, continuation statements, stock powers, instruments, and other documents necessary or desirable, in Secured Parties' opinion, to create, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Security Agent for the benefit of Secured Parties and Security Agent's lien on and security interest in the Collateral and the first priority thereof; (B) maintain or cause to be maintained at all times, the pledge of the Collateral to Security Agent for the benefit of Secured Parties and Security Agent's lien on and security interest in the Collateral and the first priority thereof; and (C) defend the Collateral and Security Agent's interest therein against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Security Agent, and pay all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with such defense.



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         (ii) Pledgor shall not sell, transfer, pledge, assign or otherwise dispose of any of the Collateral or any interest therein, and Pledgor shall not create, incur, assume or suffer to exist any Encumbrance with respect to any of the Collateral or any interest therein (except pursuant hereto).

         (iii) Following any Event of Default, Pledgor shall disclose to Secured Parties all material adverse information known by it with respect to the Company which has not been publicly disclosed, and Pledgor hereby authorizes Security Agent to make public all such information prior to any sale of or foreclosure on the Collateral after an Event of Default shall have occurred.

(iv) Pledgor shall: (A) cause the Company to preserve and maintain its existence in good standing; (B) cause the Company to comply with the requirements of all applicable laws, rules, regulations and orders of all applicable governmental authorities, including, but not limited to, the listing requirements of the National Association of Securities Dealers and the Securities and Exchange Commission, as applicable, a breach of which might materially adversely affect the value of the Collateral; (C) give written notice to Secured Parties within five (5) Business Days after learning of (1) any action, suit or proceeding instituted or threatened against the Company in any Federal, state or foreign court or before or by any commission or other regulatory body (Federal, state or local, domestic or foreign), an adverse determination in which may reasonably be expected to lead to or to result in a material adverse effect upon the value of the Collateral, (2) the filing, recording or assessment of any Federal, state, local or foreign tax lien against the Company, an adverse determination in which may lead to or result in a material adverse effect upon the value of the Collateral, (3) the occurrence of any Event of Default or event which, with the passage of time or giving of notice would constitute an Event of Default, hereunder, or (4) a material default under any other agreement, instrument or indenture to which the Company is a party or by which the Company or the Collateral may be bound or subject.

         (v) Pledgor shall cause the Company to pay all debts and perform all obligations promptly and in accordance with the terms thereof and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Company or upon the Collateral before the same shall become past due.

         (vi) Pledgor shall not take or permit to be taken any action in connection with the Collateral or otherwise which would impair the interests or rights of Security Agent or Secured Parties therein or with respect thereto, including, without limitation, any amendment to or modification of the Certificate of Incorporation or By-Laws of the Company which would impair the interests or rights of Security Agent or Secured Parties with respect to the Collateral.




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                     VII. RESPONSIBILITIES OF SECURITY AGENT

         7(a) Security Agent shall use reasonable care in the custody and preservation of the Collateral. Security Agent shall act under this Agreement solely as Security Agent for Secured Parties. Security Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the stock certificates or other documents in its possession, or for the form or execution thereof, or for the identity or authority of any person executing or depositing them with Security Agent.

         7(b) Security Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Security Agent in good faith believes to be genuine.

         7(c) Security Agent shall not be liable for any action taken or omitted by him except in the case of its negligence or bad faith, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by him hereunder in good faith and in accordance with the opinion of such counsel.

         7(d) Security Agent shall be required to take any action permitted to be taken by him hereunder which he is directed to take in a written notice from Secured Parties and shall not be required to take any action which is not permitted to be taken by him hereunder or which Secured Parties has directed him not to take in a written notice.

         7(e) Security Agent covenants that he will not create, incur, assume or suffer to exist any Encumbrances of any nature on any of the Collateral arising from his own acts, except as is specifically authorized in this Agreement.

         7(f) Security Agent shall not be required to make any investigation or inquiry as to the existence of any Event of Default or event which, with the passage of time or giving of notice would constitute an Event of Default, but for all purposes of this Agreement shall conclusively rely, notwithstanding any notice by Pledgor to the contrary, as to the existence or nonexistence of any such Event of Default or other event, on a written notice from Secured Parties delivered to Security Agent, when accompanied by Secured Parties' written certificate that Secured Parties has delivered a copy of such notice (in the manner provided in Section 1(a) hereof) to Pledgor; but no such written notice shall constitute any waiver, estoppel or admission by Secured Parties to Pledgor. Security Agent shall give prompt telephonic notice (confirmed by notice in writing) or notice by facsimile to Secured Parties of any failure by Pledgor to comply with any of the provisions of this Agreement of which Security Agent has knowledge.

                           VIII. RETURN OF COLLATERAL

         So long as no Event of Default has occurred, upon the termination of the right of the Secured Parties to acquire all of the outstanding shares of the Company from the Pledgor and all other Secured Obligations have been paid, performed and satisfied in full, this Pledge Agreement shall terminate and the Collateral held by Security Agent shall promptly (after notification of such


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payment and performance to Security Agent from Secured Parties) be returned to
Pledgor at the address of Pledgor set forth herein or at such other address as Pledgor may direct in writing. Neither Security Agent nor Secured Parties shall be deemed to have made any representation or warranty with respect to any Collateral so delivered, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from its own acts.

                      IX. ADDITIONAL ACTIONS AND DOCUMENTS

         Pledgor hereby agrees to take or cause to be taken such further actions (including, without limitation, the delivery of certificates for all of the Company's shares hereafter acquired by the Pledgor), to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or desirable, in the opinion of Secured Parties, in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the occurrence of an Event of Default.

                                   X. SURVIVAL

         It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Pledgor herein shall survive the execution and delivery of this Agreement until performance in full of the Secured Obligations.

                              XI. ENTIRE AGREEMENT

         This Pledge Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                                  XII. NOTICES

         All notices, demands, consents, requests, and other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied, telexed or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:


If to Pledgor:                      Midwest Merger Management, LLC
                                    10602 Timberwood Circle, Suite 9
                                    Louisville, KY  40223
                                    Fax:  [INSERT}

         Copy to:                   Levy, Boonshoft & Spinelli, P. C.
                                    477 Madison Avenue, 14th Floor
                                    New York, New York  10022
                                    Fax:  (212) 751-6943



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

If to the Secured Parties: 36 West 25th Street, 2nd Floor
                                    New York, New York 10010
                                    Fax:  [INSERT]

         Copy to:          David A. Wagner & Associates, P.C.
                                    8400 East Prentice Way
                                    Penthouse Suite
                                    Englewood, Colorado 8011196
                                    Fax:
                                    Attention:  David A. Wagner

         If to Security
                  Agent:            Levy, Boonshoft & Spinelli, P.C.
                                    477 Madison Avenue, 14th Floor
                                    New York, New York  10022

         Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is hand-delivered to the addressee (with the delivery receipt or statement of messenger being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation or three (3) days after being deposited in the mails, as applicable.

                                 XIII. AMENDMENT

         No amendment, modification or supplement of or to this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or supplement is sought.

                           XIV. BENEFIT AND ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Pledgor.

                                   XV. WAIVER

         No delay or failure on the part of Security Agent or Secured Parties in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against Security Agent or Secured Parties unless made in writing and signed by Security Agent or Secured Parties, as the case may be, and then only to the extent expressly specified therein.



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

                                XVI. SEVERABILITY

         If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

                               XVII. GOVERNING LAW

         This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York.

                                 XVIII. PRONOUNS

         All pronouns and any variations thereof in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

                                  XIX. HEADINGS

         Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                                  XX. EXECUTION

         To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than that number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  XXI. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

                  The parties hereto agree that the provisions of this Agreement may be specifically enforced. Pledgor agrees that the Secured Parties (or the Security Agent on their behalf) shall be entitled, in addition to any other remedies they may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtain any breach of this Agreement by Pledgor.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

                                            PLEDGOR:

                                            MIDWEST MERGER MANAGEMENT, LLC



                                            By: ________________________
                                            Name:
                                            Title:


                                            SECURED PARTIES:


                                            ____________________________
                                            MARK BALSAM


                                            ----------------------------
                                            ANTHONY R. RUSSO


                                            M.P.I. RESOLUTION TRUST

                                            By; ____________________________
                                            Name:
                                            Title:



                                            SECURITY AGENT:

                                            Levy, Boonshoft & Spinelli, P.C.

                                            ------------------------------
                                            By:
                                            Title:



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